EXHIBIT 99

                                                           FOR IMMEDIATE RELEASE

           VALLEY FORGE SCIENTIFIC ANNOUNCES ELECTION OF DIRECTORS AND
                   GUIDANCE FOR SECOND QUARTER OF FISCAL 2003

OAKS, Pa., March 12, 2003 --Valley Forge Scientific Corp. (NASDAQ: VLFG; BSE:
VLF) announced today that at its Annual Meeting of Stockholders held earlier in the day the Stockholders elected Jerry L. Malis, Bruce A. Murray, Robert H. Dick, Louis Uchitel and Leonard I. Malis as directors for a term of one year until their successors are elected and qualified.

New Selling Campaign for Bident(R) Bi-polar Tissue Management System

At the Annual Meeting, Jerry Malis, the CEO of the Company, said, "Our new campaign for selling the Bident(R) Bi-Polar Tissue Management System is progressing on schedule, with the Bident(R) Bi-Polar Tissue Management System now being sold by three major dental distributors -- Benco, Patterson and Sullivan Schein, as well as other regional dealers. We have launched a print advertising and corresponding public relations campaign for the Bident(R) Bi-Polar Tissue Management System and anticipate sales to increase in the third and fourth quarter of fiscal 2003 as a result of these marketing initiatives and related sales efforts."

2003 Guidance

At the Annual Meeting, the Company also provided the following financial guidance for the second quarter of fiscal 2003: (1.) sales are anticipated to exceed $1.3 million; and (2.) net income is anticipated to be one cent per share.

About Valley Forge Scientific

Valley Forge Scientific has established itself as a leading developer and manufacturer of bipolar electrosurgical systems and related instruments. Based on the Company's DualWave(TM) technology, these systems provide surgeons with the ability to safely cut and coagulate tissue in the most critical areas of the brain and spinal cord. Based on technology developed in conjunction with Leonard
I. Malis, MD, Professor and Chairman Emeritus of the Mount Sinai School of Medicine Department of Neurosurgery, the Malis(R) bipolar electrosurgery systems are considered to be the gold standard worldwide for use in the central nervous system. For more information on DualWave(TM) technology, Malis(R) bipolar electrosurgery systems, or other Valley Forge Scientific products, please visit our website at http://www.vlfg.com.

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Forward-looking Statements

This press release contains forward-looking statements and forecasts about Valley Forge Scientific Corp. and its business in the section entitled "2003 Guidance." Because forecasts are inherently estimates that cannot be made with precision, the Company's performance may at times differ from its estimates and targets, and the Company often does not know what the actual results will be until after a quarter's end. Therefore, the Company will not report or comment on its progress during the quarter. Any statement made by others with respect to progress mid-quarter cannot be attributed to the Company.

Statements in this press release regarding our expectations for research and development, new products and alliances, and any other statements in this press release that refer to Valley Forge Scientific's estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Valley Forge Scientific's current analysis of existing trends and information and represent Valley Forge Scientific's judgment only as of the date of this press release. Actual results may differ from current expectations based on a number of factors affecting Valley Forge Scientific's business, including but not limited to competitive, regulatory and market conditions; the performance of new products and the continued acceptance of current products; the execution of strategic initiatives and alliances; the market penetration by third parties who distribute and sell Valley Forge Scientific's products; Valley Forge Scientific's ability to maintain a sufficient supply of products; product liability claims; and the uncertainties associated with intellectual property protection for these products. In addition, matters generally affecting the domestic and global economy can affect Valley Forge Scientific's results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Valley Forge Scientific disclaims any intent or obligation to update these forward-looking statements.

Additional information concerning these and other risk factors may be found in previous financial press releases issued by Valley Forge Scientific and Valley Forge Scientific's public periodic filings with the Securities and Exchange Commission, including Valley Forge Scientific's Form 10-K for the year ended September 30, 2002.